EXHIBIT 10.4
***CONFIDENTIAL TREATMENT REQUESTED BY
EVERGREEN SOLAR, INC. (COMMISSION FILE NO: 000-31687)***
EVERGREEN SOLAR, INC.
Amendment dated on or about June 26, 2009
to Master Supply Agreement with
Ralos Vertriebs GmbH dated, dated May 21, 2008
Effective on or about [****], the price of all [****] Products shall be €[****] and all [****] Products shall be €[****].

Evergreen Solar, Inc.	Ralos Vertriebs GmbH